UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 17, 2017
(Date of earliest event reported)

BIORESTORATIVE THERAPIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54402	91-1835664
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

40 Marcus Drive, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 760-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 17, 2017, BioRestorative Therapies, Inc. (the "Company") and John M. Desmarais, a director and principal stockholder of the Company, agreed that the due date for the payment of a promissory note held by Mr. Desmarais in the principal amount of $175,000, together with interest thereon, has been extended from December 1, 2017 to December 1, 2018.  Concurrently, the Company agreed with a trust for which Mr. Desmarais and his wife serve as the trustees and which was established for the benefit of Mr. Desmarais' immediately family that the due date for the payment of a promissory note held by the trust in the principal amount of $500,000, together with interest thereon, has also been extended from December 1, 2017 to December 1, 2018.  In consideration of the note extensions by Mr. Desmarais and the trust, the Company agreed to reduce the exercise prices of certain warrants held by Mr. Desmarais for the purchase of an aggregate of 775,000 shares of common stock of the Company from $5.00 per share to $4.00 per share and the exercise price of a certain warrant held by Mr. Desmarais for the purchase of 444,444 shares of common stock of the Company from $4.50 per share to $4.00 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIORESTORATIVE THERAPIES, INC.

Dated: November 20, 2017	By:	/s/ Mark Weinreb
Mark Weinreb
Chief Executive Officer